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                           SUBSCRIPTION AGREEMENT

                                                       February 26 , 1998
                                                               ----

TO:   PURCHASERS OF 5% CUMULATIVE REDEEMABLE CONVERTIBLE
      PREFERRED SHARES, SERIES 1
      OF ICHOR CORPORATION

MFC Merchant Bank S.A. (the "Dealer") and Ichor Corporation. (the
"Corporation") entered into a purchase agreement dated for reference February 20, 1998 (the "Purchase Agreement") providing for the purchase from the Corporation of 250,000 5% Cumulative Redeemable Convertible Preferred Shares, Series 1 for an aggregate purchase price of $2,500,000 (the "Purchased Shares"). A copy of the term sheet (the "Term Sheet") outlining the features of the private placement is attached as Schedule "A" hereto.

The Purchase Agreement provides that the Dealer may arrange for substituted purchasers of the Purchased Shares on a "private placement" basis, and that each substituted purchaser will enter into a subscription agreement (the "Subscription Agreement") in substantially the form of this agreement. Your acceptance of this letter, as evidenced by your signature below, will constitute your offer to the Corporation to subscribe for the Purchased Shares set forth below under the heading "Details of Subscription" on the terms and conditions contained herein. The Corporation's acceptance of your offer, as evidenced by the signature of its officer below, will constitute an agreement between you and the Corporation for you to purchase from the Corporation and for the Corporation to issue and sell to you such Purchased Shares on such terms and conditions.

References below to "this Agreement" are to be read as references to the agreement resulting from the Corporation's acceptance of your offer. You are referred to below as the "Purchaser".

A.  SUBSCRIPTION

The Purchaser subscribes for and agrees to purchase from the Corporation the Purchased Shares set forth below under the heading "Details of Subscription". The Purchaser understands that the Purchased Shares subscribed for form part of the offering made pursuant to the Purchase Agreement.

B.  REPRESENTATIONS, WARRANTIES AND COVENANTS
    OF THE CORPORATION

By accepting this offer, the Corporation represents, warrants, covenants and agrees as follows:

1. The Corporation is a corporation duly organized and is validly subsisting under the laws of Delaware.

2. The Corporation has all necessary corporate power to own or lease its property and to carry on its business as presently carried on by it and to execute and deliver this Agreement and the Purchased Shares.


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3.   This Agreement has been duly authorized by all necessary corporate action by the Corporation and constitutes legal, valid and binding obligations of the Corporation.

4. The Corporation's common shares are quoted through the National Association of Securities Dealers Authorized Distribution System SmallCap market and the Corporation will maintain such status, without default, until the Closing Date.

5. The Corporation's annual audited financial statements for the period ended December 31, 1996 and its unaudited interim financial statements for the period ended September 30, 1997 were, at the respective dates of issue or publication, true and correct in all material respects and were prepared in accordance with and complied in all material respects with the laws, regulations, policy statements and rules applicable to such documents.

6. There has been no material or adverse change in the affairs of the Corporation since December 31, 1996, and no material or adverse fact exists in relation to the proposed issue of the Purchased Shares, which in either case is not generally disclosed.

C.  CONDITIONS

The Purchaser's obligation to complete the purchase of the Purchased Shares contemplated hereby shall be conditional upon the fulfilment either on or before the Closing Date of the following conditions:

     (a) the Purchased Shares will be validly and duly authorized, created and issued by the Corporation;

     (b) the representations and the warranties contained herein are true and correct and all covenants relating to the Corporation herein contained and required to be performed and complied with have been performed and complied with by the Corporation; and

     (c) no action or proceeding in the United States shall be pending or threatened by any person, company, firm, governmental authority, regulatory body or agency to cease trade, enjoin or prohibit:

          (i) the sale of the Purchased Shares to the Purchaser as contemplated hereby; or

          (ii) the right of the Corporation to issue shares on the exercise by the Purchaser of its right of conversion contained in the Purchased Shares.


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D.  DELIVERY AND PAYMENT

Subject to acceptance by the Corporation of this Agreement, delivery and payment for the Purchased Shares shall be completed at the offices of the Dealer at 1:00 p.m. (local time) on or before February 27, 1998 or such other date, time and place as may be agreed upon in writing by the Corporation and the Dealer (the "Closing Date"). The Purchaser hereby appoints the Dealer as its agent to represent it at the closing for the purposes of all closing matters including, without limitation, to execute receipts and documents as its agent and to accept delivery of documents and the Purchased Shares and hereby irrevocably authorizes the Dealer to extend such period and modify or waive such terms and conditions as may be contemplated herein or in the Purchase Agreement as the Dealer deems appropriate in its absolute discretion.
 The Purchased Shares subscribed for by the Purchaser will be available for delivery on the Closing Date to the Dealer by way of a certificate representing the Purchased Shares registered in the name of the Purchaser, against delivery to the Corporation of the Purchase Price for the Purchased Shares by certified cheque or bank draft in U.S. funds or other electronic form of payment satisfactory to the Corporation, provided that, in the event that the certificates representing the Purchased Shares are not available for physical delivery on the Closing Date, the Purchase Price shall be paid to the Corporation pending delivery of the Purchased Shares. If the certificates representing the Purchased Shares are not delivered by March 31, 1998, the Dealer may agree to one or more extensions of time for delivery of the certificates and may modify or waive such terms relating thereto as the Dealer deems appropriate in its absolute discretion, or may, at its option, elect to terminate this agreement whereupon the Purchase Price paid by the Purchaser shall be returned and the Purchaser shall have no further obligations hereunder.

E.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

The Purchaser represents, warrants, covenants and agrees as follows:

1. The Purchased Shares are not being purchased as a result of any material information about the Corporation's affairs which has not been publicly disclosed

2. The Purchaser has not received any general solicitation or advertisement, article, notice or other communication nor has it become aware of any advertisement in printed media of general and regular paid circulation, radio and television with respect to the distribution of the Purchased Shares.

3. The Purchaser acknowledges that the Corporation and its officers and directors are relying upon the representations and warranties made by the Purchaser.

4. The Purchased Shares being subscribed for and any rights the Purchaser may acquire as a Purchased Shares holder of the Corporation will be acquired for investment purposes and not with a view to a subsequent offering, sale or distribution thereof and the Purchaser may not participate, directly or indirectly, in any plan or scheme involving the resale or distribution of the Purchased Shares or any interest therein.

5. The Purchaser has not received or been provided with an offering memorandum or similar document, its decision to enter into this Agreement and to purchase the Purchased Shares has


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     not been made upon any verbal or written representation as to fact or otherwise by or on behalf of the Dealer or any other person and its decision to enter into this Agreement and purchase the Purchased Shares set forth herein is based entirely upon information concerning the Corporation which is publicly available and the Term Sheet.

6. The Purchaser has knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of the investment and is able to bear the economic risk of loss of the investment.

7. The Purchaser has been independently advised as to and is aware of the applicable restrictions on the resale of the Purchased Shares and any securities issuable upon the conversion thereof under the securities legislation in the jurisdiction in which the Purchaser may subsequently trade such securities, and is aware of the risks and other characteristics of the Purchased Shares and of the fact that the Purchaser may not be able to resell such securities except in accordance with applicable securities legislation and regulatory policies and that the certificates representing such securities will contain a legend to that effect and the Purchaser agrees to comply with, and not in any manner violate, any applicable securities laws, rules or regulations in connection with the purchase, sale, transfer or other disposition of any of such securities.

8. The Purchaser will execute and deliver all documentation as may be required by applicable securities legislation to permit the purchase of the Purchased Shares on the terms and conditions as set forth herein and will comply with all applicable hold periods and other resale restrictions as are prescribed by applicable securities legislation.

9. Any questionnaire, statement, certificate, instrument or other documents delivered by the Purchaser in connection herewith will be considered to form part of and be incorporated into this Agreement with the same effect as if each constituted a representation and warranty or covenant of the Purchaser to the Corporation.

10. The Corporation has not provided the Purchaser with investment, legal or financial advice or acted as an advisor with respect to the purchase of the Purchased Shares and the Purchaser is relying solely on its own professional advisors, if any, for any such advice.

F.  RESTRICTIONS UPON TRANSFER

1. The Purchaser understands that the Purchased Shares have not been registered by the Corporation under the United States Securities Act of 1933 (the "1933 Act") and that the Corporation does not plan, and is under no obligation to provide for registration of the Purchased Shares in the future. Offer or sale of the Purchased Shares in the United States or to a U.S. person would constitute a violation of United States law unless made in compliance with the registration requirements of the 1933 Act or pursuant to an exemption therefrom. The term "United States" means the United States of America and includes its territories, possessions and all areas subject to its jurisdiction; and the term "U.S. person" has the meaning as defined in Regulation S made under the 1933 Act.


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G.  GENERAL PROVISIONS

1. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. The Purchaser may, with the consent of the Corporation, acting reasonably, assign this Agreement to a subsidiary or an affiliate, but any such assignment shall not relieve the Purchaser from responsibility for performance of its obligations hereunder.

2. Each of the parties agrees to take all such actions as may be within its powers as may be necessary or desirable to implement and give effect to the provisions of this Agreement.

3.  Time shall be of the essence.

4. This Agreement shall be governed and enforced in accordance with the laws of Switzerland, without regard to its conflict of laws and principles, and the parties hereto agree to submit any dispute hereunder to the jurisdiction of the courts of the Canton of Geneva.

5. The provisions herein contained constitute the entire agreement between the parties and supersede all previous communications, representations, understandings and agreements between the parties with respect to the subject matter hereof, whether verbal or written.

6. This Agreement may be executed by facsimile in any number of counterparts, each of which when delivered shall be deemed to be an original, all of which together shall constitute one and the same document.

If the foregoing is in accordance with your understanding, please complete the relevant portions below under the heading "Details of Subscription" and sign and return the enclosed copy of this letter as soon as possible. The Purchaser, by such signature, authorizes the Dealer to deliver a copy of this letter, as the Purchaser's offer, on its behalf to the Corporation.

CONQUEROR HOLDINGS LTD.
(Name of Purchaser)

  /s/ Rene Randall
---------------------------
(Signature)

      Rene Randall
---------------------------
(Name)

      Director
---------------------------
(Title)


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                           DETAILS OF SUBSCRIPTION
                           -----------------------

TO:      ICHOR CORPORATION
         (the "Corporation")

AND TO:  MFC MERCHANT BANK S.A.

The undersigned accepts the foregoing and offers to purchase the Purchased Shares set forth below, on the terms and conditions of the foregoing, from the Corporation. All references to dollar amounts herein are in United States dollars.

(a)  Number and Aggregate Purchase Price of Purchased Shares:

      30,000 Purchased Shares at an Aggregate Purchase Price of $300,000

(b)  Name and address of Purchaser:            Conqueror Holdings Ltd.
                                               1250 - 400 Burrard Street
                                               Vancouver, B.C.  V6C 3A6
                                               Canada

                                               Signed by:  /s/ Rene Randall
                                                         ---------------------

                                                                Director
                                                         ---------------------
                                                         Office or Title

(c)   Registration Instructions:

If there are no instructions below, the certificate for the Purchased Shares delivered to the Purchaser will be registered in the name of the Purchaser as set forth immediately above. If registration differs from the name and address shown above, please so specify:

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(d)  Delivery and Payment Instructions (include contact name and telephone number):

     PAY TO MFC MERCHANT BANK S.A.

(e)  Delivery against Payment at:

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Attn:                                   Telephone:
       ----------------------------               ----------------------------

The foregoing offer is confirmed and accepted by Ichor Corporation this    day
of February, 1998.                                                     ----

By:  /s/ Roy Zanatta
    -----------------------
    (Authorized Signatory)